Exhibit 10(b)

                         PRESIDENT EMPLOYMENT AGREEMENT

         This President Employment Agreement ("Agreement") is made this 2nd day of August 1999, between RICHARD J. MORGAN, an individual residing at 3455 Constellation Drive, Davidsonville, Maryland 21035 ("Mr. Morgan") and CommerceFirst Bancorp, Inc., a Maryland Corporation, with its principal place of business at 705 Melvin Avenue, Suite 102, Annapolis, Maryland 21401, its successors, and assigns ("the Holding Company").

                                    RECITALS

         WHEREAS, the Holding Company is engaged in the business of organizing a bank holding company and Maryland commercial bank (the "Bank"), to be wholly owned by the Holding Company, whose principal office is located in Annapolis, Maryland.

         WHEREAS, Mr. Morgan is willing to be employed by the Holding Company, and the Holding Company is willing to employ Mr. Morgan on the terms, covenants, and conditions hereinafter set forth.

         NOW THERFORE, for the reasons set forth above and in consideration of the mutual promises and agreements set forth below, the Holding Company and Mr. Morgan agree as follows:

                              ARTICLE I. EMPLOYMENT

         1.1 Employment by the Holding Company. The Holding Company employs Mr. Morgan as its President and Chief Executive Officer, and Mr. Morgan accepts such employment subject to the general supervision, advice, and direction of the Board of Directors of the Holding Company. At the discretion of the Stockholders of the Holding Company, Mr. Morgan will serve, during the term of his employment, as a member of the Board of Directors of the Holding Company for no additional compensation except as otherwise provided hereunder, but he will not participate in any decisions concerning his employment relationship with the Holding Company.

         1.2. Employment by the Bank. Upon the opening of the Bank, the Holding Company shall cause the Bank to employ Mr. Morgan as its President and Chief Executive Officer and Mr. Morgan will perform such duties as are customarily performed by persons holding such positions in the banking industry, including but not limited to the following:

                  1.2.1 The coordination and leadership of the efforts of the Bank to maintain any and all necessary and/or appropriate federal and state regulatory approvals and permissions required for the successful operation of the Bank, including coordination of the professional services of counsel, accountants and bank consultants.

                  1.2.2 The provision of any and all services necessary, appropriate and/or helpful to operations of the Bank at a minimum of additional cost or overhead to the Bank.

                  1.2.3 The provision of updates, status reports and such other data and information as may be reasonably required by the Bank and federal and state regulators.

                  1.2.4 Subject to the guidelines and/or criteria established by the Bank, the hiring, promotion, supervision, retention and discharge of all employees except for the President of the Bank.

                  1.2.5 The formulation and implementation of employee personnel policies and benefits, subject to approval by the Board of Directors of the Bank.

                  1.2.6 The promotion of the reputation and business of the Bank within the community.

                  1.2.7 The advancement of the business purposes of the Bank, including, but not limited to, business development, customer, deposit and public relations.



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                  1.2.8  Participation  in and service upon such  committees and subcommittees as may be directed by the Board of Directors of the Bank without additional compensation to that set forth hereinbelow. At a minimum, it is anticipated that Mr. Morgan will be elected to a seat on the Board of Directors of the Bank and will serve on the Executive Committee of the Bank, although the Board of Directors reserves the right to limit management to Two (2) seats on the Board of Directors.

                  1.2.9 Supervision of the maintenance of the books and accounts and the supervision and maintenance of accounts payable and expenses of the Bank and the reporting of the status thereof to the Bank at each scheduled or called meeting of the Board of Directors or any committee thereof; provided, however, that all expenditures on behalf of the Bank shall be approved in accordance with the terms and conditions of procedures established by the Bank.

                  1.2.10 To be present or available at the offices of the Bank during normal business hours (which shall mean an average of not less than Forty
(40) hours per week) and such additional hours as may be necessary or appropriate to work for the Bank and to assist, direct or supervise the operations and other employees of the Bank upon such terms, conditions, rules, policies and regulations as may be set by the Board of Directors of the Bank from time to time.

                  1.3 Performance of Services. Mr. Morgan agrees to use his best efforts to perform all duties required of and from him by the Holding Company and the Bank, respectively, pursuant to the express and implicit terms hereof, to the reasonable satisfaction of the Holding Company and the Bank. Such duties will be rendered at the Holding Company's principal office, the Bank's principal office or other places as the interests, needs, business, or opportunity of the Holding Company or the Bank require. Mr. Morgan warrants and represents that he has the training, experience, and knowledge to perform the duties of his position, and that he is not restricted or limited in doing so by any contractual obligations, conflicts of interest, bank or securities regulatory orders, rules, regulations, memoranda or otherwise.

                         ARTICLE II. TERM OF EMPLOYMENT

         2.1 Term. This Agreement is effective beginning on the date of its execution by both parties (the "Effective Date") and for a term of Five (5) years thereafter, unless sooner terminated by either party pursuant to the terms of this Agreement.

                     ARTICLE III. COMPENSATION AND BENEFITS

         3.1 Annual Base Salary. Subject to the pre-opening deferral referred to below, the aggregate initial Annual Base Compensation payable to Mr. Morgan for all of his services under this Agreement shall be ONE HUNDRED TWENTY-FIVE THOUSAND DOLLARS ($125,000.00) per annum. Until the Bank opens (the "Bank Opening Date"), all compensation payable to Mr. Morgan hereunder will be paid by the Holding Company. Beginning on the Bank Opening Date, all compensation payable to Mr. Morgan will be paid by the Bank.

         3.2 Pre-opening Deferral. Until the Bank Opening Date, Mr. Morgan agrees to defer Forty Percent (40%) of his Annual Base Salary and the Annual Base Salary paid in cash to Mr. Morgan by the Holding Company until the Bank Opening Date shall be thereby adjusted.

         3.3 Payment of Salary Deferral Upon Bank Opening. Within not more than One (1) Month after the Bank Opening Date, the Bank shall pay to Mr. Morgan, the amount of Annual Base Salary pre-opening deferral referred to in Section 3.2, above provided that Mr. Morgan is still employed by the Bank at such time. Mr. Morgan may elect to receive such deferred salary in cash or in stock of the Holding Company.

         3.4 Vehicle or Vehicle Allowance. After the Bank Opening Date, the Bank will provide to Mr. Morgan either a leased vehicle or a vehicle allowance in an amount customary in the banking industry in the primary service area of the Bank.



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         3.5 Base Salary Increases.  Beginning in December of 2000, the Board of
Directors of the Holding Company shall undertake an Annual Review of and will adjust Mr. Morgan's Base Salary according to plans, goals and criteria set by the Board of Directors from time to time; provided that beginning on January 1, 2001, Mr. Morgan's Base Salary shall be at least One Hundred Thirty Thousand Dollars ($130,000), and beginning on January 1, 2002, Mr. Morgan's Annual Base Salary shall be at least One Hundred Thirty Five Thousand Dollars ($135,000).

         3.6 Insurance and Vacation. Until the Bank Opening Date, the Holding Company will provide Mr. Morgan with non-contributory family health insurance, reimbursement of reasonable business expenses, group benefits as provided to its other executive officers, and Twenty (20) working days paid vacation annually. Until such coverage can be instituted, the Holding Company will pay for COBRA costs incurred by Mr. Morgan. Additionally, the Holding Company will purchase a term life insurance policy to be owned by Mr. Morgan in the amount of Three Hundred Thousand Dollars ($300,000) insuring the life of Mr. Morgan. After the Bank Opening Date, such benefits shall be provided to Mr. Morgan by the Bank.

         3.7  Stock Options.

                  3.7.1 Granting of Annual Options. As soon as practicable following the Bank Opening Date, the Holding Company will grant to Mr. Morgan non-transferable incentive stock options to purchase up to Ten Thousand (10,000) shares of the Holding Company's common stock at an exercise price equal to the initial offering price per share (the "Initial Options"). The Holding Company will provide additional non-transferable incentive stock options to Mr. Morgan annually (the "Annual Options") as soon as practicable following the close of the calendar year. The exercise price per share of all Annual Options granted will be calculated as the book value per share of the Holding Company's common stock as of the end of the calendar year initially preceding such grant. The number of Annual Options so provided will be determined by the Board of Directors of the Holding Company on an annual basis according to plans, goals and criteria set by the Board of Directors from time to time.

         3.8 Annual Incentive Bonus. The Bank may pay an incentive cash bonus to Mr. Morgan annually (the "Annual Bonus") as soon as practicable following the close of calendar year 2000 and each calendar year thereafter. Any such incentive bonus shall be determined by the Board of Directors of the Holding Company on an Annual Basis according to plans, goals and criteria set by the Board of Directors from time to time.

                          ARTICLE IV. OTHER EMPLOYMENT

         4.1 Duty of Loyalty. The Holding Company and the Bank will be entitled to all benefits, profits, or other issues arising from or incident to all work, services, and advice of Mr. Morgan. Mr. Morgan will devote his full business and productive time, ability, and attention to his duties for the Holding Company and the Bank. Mr. Morgan will not, during the term hereof, be interested directly or indirectly, in any manner, as a compensated partner, officer, director, advisor, employee, or in any other similar capacity, in any other business. This provision does not prohibit Mr. Morgan from:

                  4.1.1    Making passive investments;

                  4.1.2 Engaging in religious, charitable or other community or nonprofit activities that do not impair his ability to fulfill his duties and responsibilities under this Agreement; and

                  4.1.3 Serving with the approval of the Holding Company and the Bank, on the board of directors of a company, subject to the prohibitions set forth in Articles 8 and 9, and provided that Mr. Morgan will not render any material services with respect to the operations or affairs of any such company.

                       ARTICLE V. CONDITIONS OF AGREEMENT

         5.1 Approval By Federal and State Regulatory Agencies. This Agreement, all of its terms and conditions and the employment of Mr. Morgan by the Holding Company and the Bank shall be subject to the ratification and approval of any and all federal or state regulators or regulatory agencies whose approval of the Bank, the Holding Company and/or its stock offering is a necessary prerequisite to the successful organization of the Bank.


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         5.2  Compliance  With  Regulatory  Requirements.  Should  any  terms or conditions of this Agreement, upon subsequent detailed review by legal counsel and federal or state regulators, be found to be not in compliance with federal or state regulations, or should any terms or conditions required to be included herein by such regulations be absent, this Agreement may be terminated by the Holding Company and the Bank if the parties hereto cannot agree upon such additions or deletions as may be deemed necessary or appropriate under such federal or state regulations and the interpretations thereof.

                    ARTICLE VI. RIGHTS TO TERMINATE AGREEMENT

         6.1 Failure to Successfully Open the Bank. At the option of the Holding Company, this Agreement may be terminated if, for any reason, the Bank is not successfully opened on or before August 1, 2000; in addition, if at any time prior to that date the Holding Company formally abandons the project (including the withdrawal of federal and state bank and/or holding company applications) of attempting to organize and open the Bank, this Agreement may be terminated by the Holding Company. In the event of a termination prior to the Bank Opening Date, the Holding Company shall pay to Mr. Morgan, including all amounts actually paid to Mr. Morgan during his employment by the Holding Company, an aggregate amount of Six (6) months of Annual Base Salary at the pre-opening deferral rate.

         6.2 Breach or Default Under Agreement. Either party may terminate this Agreement for breach or default as provided hereinbelow.

         6.3 Termination Without Cause. If Mr. Morgan is not in breach or default of this Agreement and the Holding Company and/or the Bank terminates him for any reason and under any procedure other than those specified in Section 6.1, above, or Section 6.4, below, then the Annual Base Salary and all Insurance and other benefits provided for hereinabove shall continue for a period of Twelve (12) months from and after the termination date if such termination be without cause.

         6.4  Termination With Cause; Procedure.

                  6.4.1 Termination of Compensation. If the Holding Company and/or the Bank terminates Mr. Morgan for Cause as set forth in this Section 6.4, then the compensation payments provided for herein shall cease.

                  6.4.2 Definition of Cause. Under this Agreement, "Cause" shall be defined to be:

                           (a) Any  willful  act or  action  on the  part of Mr.
Morgan done in connection with or associated with the services rendered by Mr. Morgan under this Agreement for which a criminal prosecution (other than traffic and misdemeanor actions) is commenced by the prosecuting authorities in the jurisdiction in which such act or action occurred. For the purposes of this Agreement, the commencement of a criminal prosecution shall be deemed to have occurred upon the filing of a criminal information against Mr. Morgan or the indictment of Mr. Morgan by any local, state or federal authority.

                           (b)    Any    act   of    theft,    fraud,    deceit,
misrepresentation, assault or battery done by Mr. Morgan in connection with or associated with the services rendered by Mr. Morgan to the Holding Company and/or the Bank under this Agreement.

                           (c) Any act, action, failure to act or omission which
constitutes gross misconduct or gross negligence in connection with the services rendered by Mr. Morgan under this Agreement, provided that the procedures of
Section 6.4.3 are followed.

                           (d)  Any  termination  following  a  default  of this
Agreement by Mr. Morgan, pursuant to the provisions of Article XI, below.

                  6.4.3 Procedure For Termination With Cause. The procedure for termination with Cause shall be as follows:


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                           (a) For any reason specified in Section 6.4.2(a), Mr.
Morgan shall be terminated upon the commencement of prosecution, as of the date of the act to which that Section applies.

                           (b) For any reason specified in Sections  6.4.2(b) or
6.4.2(c), the Holding Company and/or the Bank shall give Mr. Morgan written notice of the Cause alleged to be the basis for Mr. Morgan's termination. Mr. Morgan shall, thereafter, have a period of Thirty (30) days from the date of the receipt of the written notice in which to dispute and/or explain the situation(s) referred to in the written notice. If Mr. Morgan does not respond to the written notice, Mr. Morgan shall be deemed to have agreed to the allegations contained therein and the termination shall be effective as of the date of the written notice. If Mr. Morgan disputes the allegations contained in the written notice, Mr. Morgan shall notify the Holding Company and/or the Bank in writing within the time period set forth above and the Holding Company and/or the Bank shall set up a meeting to discuss a resolution of the dispute. If the parties do not reach agreement within Forty-five (45) days of the written notice of the Bank and/or the Holding Company, the Bank and/or the Holding Company, by a majority of their respective Board of Directors, shall have the right to terminate Mr. Morgan and to discontinue the compensation provided hereunder to Mr. Morgan. If Mr. Morgan nevertheless still disagrees that his termination was proper under the terms of this Agreement, both parties hereto by their execution hereof agree to submit to binding arbitration under the rules, regulations and procedures of the American Arbitration Association.

         6.5 Death or Disability. If Mr. Morgan should be unable to perform his professional duties due to death or disability (defined as Sixty (60) consecutive days unavailable or unable to perform work), then the compensation provided for hereinabove shall cease, but Mr. Morgan shall not be liable to the Holding Company and/or the Bank for any damages for advanced wages.

         6.6 Revision of Provisions to Conform to Established Holding Company or Bank Policy. The provisions of this Agreement relating to termination with cause and the procedures therefore, and the provisions relating to the death or disability of Mr. Morgan shall be applicable to the Holding Company or Bank, respectively, only until such time as the Holding Company and/or the Bank, as the case may be, establishes formal personnel termination and disability policies applicable to all employees or officers of the Holding Company or the Bank, as the case may be. Upon the adoption of such policies, the provisions of this Agreement shall be deemed modified and superseded by any such policies which are inconsistent with the terms or conditions of this Agreement as it relates to the Holding Company or the Bank.

         6.7 Survival of Restrictions. In the event of a termination of this Agreement, all covenants and restrictions contained herein shall survive the termination and shall continue in full force and effect as provided for herein.

             ARTICLE VII. REPRESENTATIONS, WARRANTIES AND COVENANTS

         7.1 Representations and Warranties of Mr. Morgan. Mr. Morgan represents and warrants to the Holding Company and the Bank the following:

                  7.1.1 Information Supplied to the Holding Company and the Bank. All information and data, including but not limited to, personal data, work histories, salaries and responsibilities, represented and provided to the Holding Company and/or the Bank by Mr. Morgan in his application for the positions of President and Chief Executive Officer of the Holding Company and/or the Bank prior to the execution of this Agreement are true and correct in all material respects and Mr. Morgan has not stated any facts or circumstances to the Holding Company or the Bank the statement or omission of which would cause Mr. Morgan's applications to be false or misleading in any material respect.

                  7.1.2 Prior Employment Agreements. As of the date of execution of this Agreement, Mr. Morgan is not now a party to or bound by any employment , consulting or other type of agreement, nor has he been a party to or bound by any such agreement which would be breached by, or of which Mr. Morgan would be in default, by virtue of any provision contained in this Agreement.

                  7.1.3 Regulatory Approval. To the best of Mr. Morgan's knowledge, information and belief, there are no facts or circumstances contained in Mr. Morgan's personal or professional history which are likely to,


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or which in fact will, cause any federal or state regulatory  disapproval of Mr.
Morgan for the eventual positions of President and Chief Executive Officer of the Holding Company and the Bank.

         7.2  Covenants of Mr. Morgan.

                  7.2.1 Agreement Not to Compete. For a period of time defined as the "Noncompetition Period," from and after the last day Mr. Morgan performs services for compensation on behalf of the Holding Company and/or the Bank, Mr. Morgan covenants and agrees that he:

                           (a) Shall not  accept  employment  by or on behalf of
any bank headquartered in Anne Arundel County, Maryland, nor in such capacity shall he directly or indirectly request or advise any present or future investors, depositors or customers of the Holding Company or the Bank, as the case may be, to curtail or discontinue their business with the Holding Company or the Bank, nor in this capacity shall he directly or indirectly induce, or attempt to induce, any employee of the Holding Company or the Bank to terminate his employment with the Holding Company or the Bank.

                           (b) Shall not directly or  indirectly  disparage  the
business of the Holding Company or the Bank, nor disclose any information relating to the business, processes, trade secrets, procedures, computer software or other information of the Holding Company or the Bank learned by him as an employee of the Holding Company or the Bank, to any person, firm or corporation, whether such person, firm or corporation shall be a present or former customer or employee of the Holding Company or the Bank.

                           (c) Shall not directly or  indirectly  or  indirectly
discuss or disclose to any other person, firm or corporation the names of past, present or future customers or employees of the Holding Company or the Bank.

                  7.2.2 Noncompetition Period Defined. The noncompetition period shall be that amount of time equal to the length of time Mr. Morgan has been employed by the Holding Company and/or the Bank, up to a maximum of Twelve (12) months.

                     ARTICLE VIII. CONFIDENTIAL INFORMATION

         8.1 Proprietary Information. Mr. Morgan acknowledges that upon acceptance of employment with the Holding Company and the Bank hereunder, he will be making use of, acquiring and adding to the confidential and proprietary information of the Bank and the Holding Company. Such confidential information shall be of a special and unique nature and value relating to such matters as, but not limited to the business operations, internal structure, financial affairs, programs, software, systems, procedures, manuals, confidential reports, and sales and marketing methods of the Holding Company and the Bank, as well as the amount, nature and type of services, equipment and methods used and preferred by the suppliers, and customers of the Holding Company and the Bank, all of which shall be deemed to be confidential information. Mr. Morgan acknowledges that such confidential information has been and will continue to be of central importance to the business of the Holding Company and the Bank, respectively, and that disclosure of it or its use by others could cause substantial loss to the Holding Company and/or the Bank. In consideration of his anticipated and thereafter continued employment by the Holding Company and the Bank, upon acceptance hereof, Mr. Morgan agrees that during the entire period of his employment with the Holding Company and/or the Bank, and upon and after leaving the employ of the Holding Company and/or the Bank for any reason whatsoever, Mr. Morgan shall not, for any purpose whatsoever, directly or indirectly, divulge, reveal, report, publish, transfer, or disclose to any person or entity any of such confidential information which was obtained by Mr. Morgan as a result of Mr. Morgan's employment with the Holding Company or the Bank, as the case may be, nor shall Mr. Morgan reveal to any person or entity any trade secrets of the Holding Company or the Bank, but Mr. Morgan shall hold all of the same confidential and inviolate.

         8.2 Property of the Bank. All contracts, agreements, forms, financial books, records, instruments and documents, supplier lists, memoranda, data, reports, programs, software, tapes, rolodexes, telephone and address books, letters, research, listings, programming, and any other instruments, records or documents relating or pertaining to the Holding Company or the Bank (hereinafter referred to as "Records") shall at all times be and remain the property of the Holding Company and the Bank respectively. Upon termination of Mr. Morgan's



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employment with the Holding  Company and/or the Bank for any reason  whatsoever, the President shall return to the Holding Company and/or the Bank all Records (whether furnished by the Holding Company, the Bank, by a third party or prepared by Mr. Morgan), and Mr. Morgan shall neither make nor retain any copies of any such Records after such termination.

         8.3 Inventions and Creations. All inventions and other creations, whether or not patentable or copyrightable, and all ideas, reports and other creative works, including, without limitation, innovations, manuals or other materials, made or conceived in whole or in part by Mr. Morgan while employed by the Holding Company and/or the Bank, which relate in any manner whatsoever to the business, existing or proposed of the Holding Company and/or the Bank or any other business or research development effort in which the Holding Company, the Bank or any of their respective subsidiaries or affiliates engages during Mr. Morgan's employment by the Holding Company and/or the Bank, will be disclosed promptly by Mr. Morgan to the Holding Company and/or the Bank and shall be the sole and exclusive property of the Holding Company and the Bank.

                          ARTICLE IX. CHANGE OF CONTROL

         9.1 Change of Control of the Holding Company. In the event of a change of control of the Holding Company (as herein defined), Mr. Morgan will have the option, exercisable within Twelve (12) months from the date of said change of control, to elect either:

                  9.1.1 To continue his employment with the Bank and the Holding Company under the terms of this Agreement with the consent of the Bank and the Holding Company;

                  9.1.2 To execute a new employment agreement as President and Chief Executive Officer of the Holding Company and/or the Bank on terms mutually agreeable; or,

                  9.1.3 To resign his employment with Thirty (30) days written notice and receive a one-time payment or equal monthly payments over the subsequent Twelve (12) month period totaling Two (2) times the base salary and cash bonuses paid to Mr. Morgan by the Bank and the Holding Company during the Twelve (12) month period immediately preceding said change of control of the Holding Company ("Change of Control Payments"). In addition to the Change of Control Payments, Mr. Morgan shall be entitled to continued Insurance and other benefits provided for herein for a period of Twelve (12) Months.

         9.2. Termination Without Cause Following Change of Control. If the Bank and/or the Holding Company terminate Mr. Morgan without cause within Twelve (12) months from a change of control of the Holding Company, the Bank and/or the Holding Company will provide him with Change of Control Payments.

         9.3 Termination With Cause, Death or Disability Following Change of Control. If Mr. Morgan's termination of employment with the Bank and/or the Holding Company within Six (6) months of a change of control of the Holding Company is for Cause, or due to his death, neither the Bank nor the Holding Company will have any obligation to him under the terms of this Agreement.

         9.4 Continued Employment Following Change of Control. In the event that Mr. Morgan remains employed by the Bank and the Holding Company under the terms of this Agreement for more than Twelve (12) months following a change of control of the Holding Company, the provisions of Article VI will apply to any subsequent termination. This section does not apply in the event that Mr.
Morgan becomes disabled and therefore subject to the terms of Section 6.5.

         9.5 Change of Control Defined. For purposes of this Agreement, a "change of control of the Holding Company" is defined as:

                  9.5.1 A transaction or series of transactions occurring after the Bank Opening Date in which any one person (other than any of the Organizers as defined in an Organizer's Agreement of the Holding Company of the 14th day of July, 1999), or more than one person acting as a group (excluding for this purpose any of said Organizers, to the extent they participate in such a group), acquires during any Twelve (12) month period more than Thirty Three Percent (33%) of the total voting power of the Holding Company's stock; or,



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                  9.5.2 A merger,  consolidation,  or other reorganization where the Holding Company is not the surviving entity and where said Organizers do not individually or as a group own more than Thirty Three Percent (33%) of the total voting power of the surviving entity's stock; or,

                  9.5.3 A transaction or series of transactions occurring after execution of this Agreement and before the Bank Opening Date in which any one person (other than any of the Organizers as defined in an Organizer's Agreement of the Holding Company of the 14th day of July, 1999), or more than one person acting as a group (excluding for this purpose any of said Organizers, to the extent they participate in such a group), acquires during any Twelve (12) month period more than Fifty Percent (50%) of the total voting power of the Holding Company's stock.

                           ARTICLE X. INDEMNIFICATION

         10.1 Indemnification of the Holding Company and the Bank. Mr. Morgan agrees to indemnify and hold harmless the holding Company and the Bank from and against any and all claims made against the Holding Company or the Bank by any party by virtue of Mr. Morgan's past employment whether such claims are made by a past employer or by another party with whom Mr. Morgan has dealt in the past.

         10.2 Indemnification of Mr. Morgan. The Holding Company and the Bank will provide Mr. Morgan with coverage under a standard directors' and officers' liability insurance policy at its expense, or in lieu thereof, will indemnify Mr. Morgan to the fullest extent permitted under Maryland law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of having been a director or officer of the Bank or the Holding Company (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not limited to, judgments, court costs and attorneys' fees, and the cost of reasonable settlements.

                          ARTICLE XI. BREACH; REMEDIES

         11.1 Right to Cure; Default. In the event that either party shall be alleged to be in breach of this Agreement, written notice shall be given by the other party and a Ten (10) day opportunity to cure shall be provided. After such Ten (10) day cure period, if the breach is not cured and remains as alleged, the breaching party shall be deemed in default and this Agreement may be terminated by written notice to the breaching or defaulting party.

         11.2 Injunctive Relief. In the event of a breach of this Agreement, the Holding Company and/or the Bank shall be entitled to injunctive relief restraining Mr. Morgan from taking or continuing any action which would constitute a breach of the covenants contained herein. Such injunctive remedies shall not be exclusive and shall be in addition to any and all other remedies which may be available to the Holding Company and/or the Bank at law or equity, including, without limitation, the recovery of direct, indirect, incidental, consequential and/or punitive damages. If successful in obtaining any injunctive relief, the Holding Company and/or the Bank shall be entitled to collect from Mr. Morgan their reasonable respective attorneys' fees and costs. The parties agree to jurisdiction and venue and service by the Federal District Court of Maryland and the Circuit Court of Anne Arundel County, Maryland.

         11.3 Suspension of Benefits. In the event of a breach or default by Mr. Morgan of the covenants contained in this Agreement, the Holding Company and/or the Bank shall have the right to suspend the payment of consideration provided for herein and/or to set-off against such payments the damages claimed to be suffered by the Holding Company and/or the Bank as result of such breach of this Agreement.

                           ARTICLE XII. MISCELLANEOUS

         12.1 Entire Agreement. This Agreement represents the entire agreement of the parties relating to the services of the Mr. Morgan to the Holding Company and the Bank. All prior negotiations between the parties are merged into this Agreement and there are no understandings or agreements other than those incorporated herein.

         12.2 Severability; Court Enforcement. The parties hereto covenant and agree that to the extent any provisions or portion of this Agreement shall be held, found or deemed to be unreasonable, unlawful or unenforceable, by any Court of law, then the parties hereto expressly covenant and agree that any such provision or portion thereof shall be modified to the extent necessary in order that any such provision or portion thereof shall be legally enforceable to the fullest extent permitted by applicable law and that any court of competent jurisdiction shall, and the parties hereto do hereby expressly authorize any court of competent jurisdiction to, enforce any such provision or portion thereof or to modify any such provision thereof shall be enforced by such court to the fullest extent permitted by applicable law.

         12.3 Waiver. The Holding Company, the Bank and the President each reserve the right to waive any of the terms of this Agreement which benefits the party waiving same. Any such waiver must be in a writing signed by the party waiving the same.

         13.4 Choice of Law. It is the intention of the parties hereto that this Agreement shall be governed by the laws of the State of Maryland.

         12.5 Successors. The terms of this Agreement shall inure to the benefit of and be binding upon the Holding Company, the Bank, their respective successors and assigns, and upon the President, his heirs, guardians and personal and legal representatives.

         12.6 Gender. The use of the masculine gender herein shall be deemed to be or include the feminine gender, wherever appropriate.

         12.7 Notices. All notices, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or if sent registered or certified mail, return receipt requested, properly addressed and postage prepaid to the addresses set forth hereinabove.

         12.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         12.9 Headings. The Article and Section headings used herein are for convenience and reference only and shall not enter into the interpretation hereof.

         12.10  Representation by Counsel.

                  12.10.1 Counsel for the Holding Company and the Bank. The parties hereto acknowledge that Stephen C. Hosea, of the law firm of McNamee, Hosea, Jernigan & Kim, P.A., 705 Melvin Avenue, Suite 102, Annapolis, Maryland 20770 has been formation and organizational counsel to the Holding Company and the Bank. The parties hereto further acknowledge that Stephen C. Hosea, and McNamee, Hosea, Jernigan & Kim, P.A. are anticipated to continue representation of the Holding Company and the Bank following the execution of this Agreement.

                  12.10.2 Counsel for Mr. Morgan. The parties hereto acknowledge that the President, for the purposes of this Agreement, has sought and obtained, or acknowledges his right and opportunity to seek and obtain the advice of his independent legal counsel with regard to the contents and interpretation of this Agreement and each party hereto is fully and independently apprised of the meaning and legal effect of this Agreement.

         12.11 Amendments. This Agreement may be amended or modified only by a written instrument signed by both parties.

         IN WITNESS WHEREOF, this Agreement has been executed by the Holding Company and Mr. Morgan as of the day and year first above written.


                                HOLDING COMPANY:

                     By:
                         -----------------------------------
                         Milton D. Jernigan, II, Chairman
                         MR. MORGAN:



                         -----------------------------------
                         Richard J. Morgan